UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25809 (Commission File Number)	46,3837784 (I.R.S. Employer Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2015, Apollo Medical Holdings, Inc. (the “Company”) entered into a Second Amendment and Conversion Agreement with NNA Nevada, Inc. (“NNA”), Warren Hosseinion, M.D. (“Hosseinion”) and Adrian Vazquez, M.D. (“Vazquez”) (the “Conversion Agreement”). Hosseinion is Chief Executive Officer, Director and a more than 5% shareholder of the Company and Vazquez its Chief Medical Officer and a more than 5% shareholder of the Company.

Pursuant to the Conversion Agreement, the Company agreed to issue 275,000 shares of Common Stock and to pay accrued and unpaid interest of $47,112, to NNA in full satisfaction of NNA’s conversion and other rights under the 8% Convertible Note dated March 28, 2014, issued by the Company to NNA, in the principal amount of $2,000,000.

Pursuant to the Conversion Agreement, the Company also agreed to issue a total of 325,000 shares of Common Stock to NNA in exchange for all Warrants held by NNA, under which NNA had the right to purchase 300,000 shares of Common Stock at an exercise price of $10 per share and 200,000 shares at an exercise price of $20 per share, in each case subject to anti-dilution adjustments.

The Conversion Agreement amended certain terms of the Registration Rights Agreement, dated March 28, 2014, between the Company and NNA, with respect to the timing of the filing deadline for a resale registration statement covering NNA’s registrable securities.

The Conversion Agreement amended the Investment Agreement, dated March 28, 2014, between the Company and NNA, (i) to delete NNA’s right to subscribe to purchase a pro rata share of certain new equity securities that may be issued by the Company in the future and (ii) to provide that NNA must hold at least 200,000 shares of Common Stock to have the right (y) to appoint a representative to attend all meetings of the Company’s Board of Directors and any committee thereof in a nonvoting observer capacity, and (z) to have a representative nominated as a member of the Company’s Board and each committee thereof, including without limitation the Company’s compensation committee.

Item 3.02 Unregistered Sales of Equity Securities.

On November 17, 2015, the Company agreed to issue a total of 600,000 shares of Common Stock to NNA pursuant to the Conversion Agreement as more fully described in Item 1.01 Entry into a Material Definitive Agreement, which is incorporated herein by this reference. The securities are being issued and sold to NNA in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission thereunder.

Item 7.01 Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto is the Company’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2015, which is based upon the financial statements of the Company as filed on Form 10-Q with the Securities and Exchange Commission on November 16, 2015 and adjusted for (a) the issuance to Network Medical Management, Inc. of units, consisting of preferred stock and warrants to purchase the Company’s common stock, (b) the retirement of a term loan and revolving credit facility with NNA, and (c) the conversion of the 8% Convertible Note and exercise of the related Warrants for common stock held by NNA as described in Item 1.01 Entry into a Material Definitive Agreement, all of which events occurred subsequent to September 30, 2015. The unaudited pro forma condensed consolidated balance sheet is being furnished at the request of Nasdaq in connection with the Company’s application for the listing of its shares on the Nasdaq Capital Market, which has been conditionally approved. There is no assurance that the Company’s shares will be accepted for listing on the Nasdaq Capital Market. See “Risk Factors – Risks Related to Ownership of Our Securities” in the Company’s Form 10-K for the year ended March 31, 2015 filed with the Securities and Exchange Commission on July 14, 2015, which is incorporated herein by this reference.

The unaudited pro forma condensed consolidated balance sheet shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of an general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment and Conversion Agreement dated as of November 17, 2015, among Apollo Medical Holdings, Inc., NNA of Nevada, Inc., Warren Hosseinion, M.D. and Adrian Vazquez, M.D.
99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015. This Exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of an general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2015

APOLLO MEDICAL HOLDING, INC.

By  /s/ Warren Hosseinion, M.D.

Warren Hosseinion, M.D.

Chief Executive Officer